UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2011
FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 986-9200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Entry into New $175 Million Senior Unsecured Term Loan
On July 18, 2011, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), and certain of the Operating Partnership’s subsidiaries (the “Subsidiary Borrowers,” and together with the Operating Partnership, the “Borrowers”), entered into a Term Loan Agreement (the “Agreement”), by and among the Borrowers, KeyBank National Association, as a lender and administrative agent (the “Agent”), and certain other banks and financial institutions from time to time party thereto as lenders (the “Lenders”).
The Agreement provides for an aggregate of $175 million of unsecured term loans, consisting of a $60 million Tranche A term loan (“Tranche A”), a $60 million Tranche B term loan (“Tranche B”) and a $55 million Tranche C term loan (“Tranche C”). The Agreement includes an accordion feature that allows the total term loan amount to be increased to $250 million, which may be allocated to any tranche or a new tranche, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Agreement, to provide such additional commitments. The Tranche A, Tranche B and Tranche C term loans mature on July 18, 2016, July 18, 2017 and July 18, 2018, respectively. The Agreement provides for an interest rate, at the Borrowers’ election, of either (i) LIBOR plus a margin of 2.15% in the case of Tranche A, 2.25% in the case of Tranche B and 2.30% in the case of Tranche C, or (ii) a base rate plus a margin of 1.15% in the case of Tranche A, 1.25% in the case of Tranche B and 1.30% in the case of Tranche C. The Borrowers initially designated all three tranches as LIBOR-based loans.
The Agreement contains certain limitations on the prepayment of the term loans, including, subject to certain exceptions, prohibitions on prepayment during the first two or three years (depending on the tranche) and prepayment premiums of 1% or 2% applicable to prepayments made at any time prior to the last one or two years, as applicable, of the term of the applicable tranche.
The Agreement contains various restrictive covenants substantially similar to those contained in the Operating Partnership’s revolving credit facility, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. In addition, the Agreement requires that the Company satisfy certain financial covenants that are also substantially similar to those contained in the Operating Partnership’s revolving credit facility, including:
•	total indebtedness not exceeding 62.5% (reducing to 60.0% on December 31, 2011 and for all periods thereafter) of gross asset value;
•	a minimum consolidated debt yield (defined as the consolidated EBITDA divided by total indebtedness) of 10.5%, increasing to 11% on December 31, 2011 and for all periods thereafter;
•	a minimum fixed charge coverage ratio (defined as the ratio of adjusted EBITDA to fixed charges) of greater than 1.50 to 1.0;
•	a minimum tangible net worth (defined as gross asset value less total indebtedness) of $690,289,992 plus (i) 80% of the net proceeds of any future equity issuances of the Company and (ii) 80% of the value of partnership units of the Operating Partnership issued in connection with any future asset or stock acquisitions;
•	a maximum unencumbered pool leverage ratio (defined as the ratio of unsecured debt to the value of the unencumbered pool of properties) of 62.5%, reducing to 60.0% on December 31, 2011 and for all periods thereafter; and
•	a minimum unencumbered pool interest coverage ratio (defined as the ratio of the adjusted net operating income of the unencumbered pool properties to interest on unsecured debt) of at least 1.75 to 1.0.
The Company entered into a guaranty agreement in favor of the Agent and the Lenders, pursuant to which the Company unconditionally agreed to guarantee all of the obligations of the Borrowers under the Agreement. The obligations of the Borrowers under the Agreement are also unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Operating Partnership’s subsidiaries that currently guaranty the obligations under the Operating Partnership’s revolving credit facility and unsecured senior notes.

The Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrowers under the Agreement to be immediately due and payable.
The proceeds from the term loans were used to repay the $50 million term loan secured by Redlands Corporate Center, to repay amounts outstanding under the Operating Partnership’s revolving credit facility and for working capital and general corporate purposes.
A copy of the Agreement and a copy of the Company’s guaranty agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Agreement and the guaranty agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.
10.1
Term Loan Agreement, dated as of July 18, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Guaranty, dated July 18, 2011, by First Potomac Realty Trust in favor of the agent and lenders party to the Term Loan Agreement, dated as of July 18, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

July 22, 2011	/s/ Joel F. Bonder Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
10.1
Term Loan Agreement, dated as of July 18, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Guaranty, dated July 18, 2011, by First Potomac Realty Trust in favor of the agent and lenders party to the Term Loan Agreement, dated as of July 18, 2011.